AMENDMENT NO. 9
THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:
WITNESSETH:
     WHEREAS, AIM Variable Insurance Funds is now named AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM V.I. Basic Balanced Fund	Invesco V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund	Invesco V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund	Invesco V.I. Capital Development Fund
AIM V.I. Core Equity Fund	Invesco V.I. Core Equity Fund
AIM V.I. Diversified Income Fund	Invesco V.I. Diversified Income Fund
AIM V.I. Dynamics Fund	Invesco V.I. Dynamics Fund
AIM V.I. Financial Services Fund	Invesco V.I. Financial Services Fund
AIM V.I. Global Health Care Fund	Invesco V.I. Global Health Care Fund
AIM V.I. PowerShares ETF Allocation Fund	Invesco V.I. Global Multi-Asset Fund
AIM V.I. Global Real Estate Fund	Invesco V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund	Invesco V.I. Government Securities Fund
AIM V.I. High Yield Fund	Invesco V.I. High Yield Fund
AIM V.I. International Growth Fund	Invesco V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund	Invesco V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund	Invesco V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund	Invesco V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund	Invesco V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund	Invesco V.I. Small Cap Equity Fund
AIM V.I. Technology Fund	Invesco V.I. Technology Fund
AIM V.I. Utilities Fund	Invesco V.I. Utilities Fund
     NOW THEREFORE, the parties agree that:
1.	All references to AIM Variable Insurance Funds in the Agreement are hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A
TO
THIRD AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement

Invesco V.I. Basic Balanced Fund	July 1, 2006
Invesco V.I. Basic Value Fund	July 1, 2006
Invesco V.I. Capital Appreciation Fund	July 1, 2006
Invesco V.I. Capital Development Fund	July 1, 2006
Invesco V.I. Core Equity Fund	July 1, 2006
Invesco V.I. Diversified Income Fund	July 1, 2006
Invesco V.I. Dynamics Fund	July 1, 2006
Invesco V.I. Financial Services Fund	July 1, 2006
Invesco V.I. Global Health Care Fund	July 1, 2006
Invesco V.I. Global Multi-Asset Fund	October 22, 2008
Invesco V.I. Global Real Estate Fund	July 1, 2006
Invesco V.I. Government Securities Fund	July 1, 2006
Invesco V.I. High Yield Fund	July 1, 2006
Invesco V.I. International Growth Fund	July 1, 2006
Invesco V.I. Large Cap Growth Fund	July 1, 2006
Invesco V.I. Leisure Fund	July 1, 2006
Invesco V.I. Mid Cap Core Equity Fund	July 1, 2006
Invesco V.I. Money Market Fund	July 1, 2006
Invesco V.I. Small Cap Equity Fund	July 1, 2006
Invesco V.I. Technology Fund	July 1, 2006
Invesco V.I. Utilities Fund	July 1, 2006
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. Global Dividend Growth Fund	February 12, 2010
Invesco V.I. High Yield Securities Fund	February 12, 2010
Invesco V.I. Income Builder Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Balanced Fund	February 12, 2010
Invesco V.I. Select Dimensions Dividend Growth Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Government Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. High Yield Fund	February 12, 2010
Invesco Van Kampen V.I. International Growth Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen V.I. Value Fund	February 12, 2010

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets

0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

3